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EXHIBIT 15

LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

May 14, 2001

UnitedHealth Group Incorporated:

We are aware that UnitedHealth Group Incorporated has incorporated by reference in its Registration Statement File Nos. 2-95342, 33-3558, 33-22310, 33-27208, 33-36579, 33-50282, 33-59083, 33-59623, 33-63885, 33-67918, 33-68300, 33-75846, 33-79632, 33-79634, 33-79636, 33-79638, 333-01517, 333-01915, 333-02525, 333-04401, 333-04875, 333-05291, 333-05717, 333-06533, 333-25923, 333-27277, 333-41661, 333-44569, 333-44613, 333-45289, 333-45319, 333-50461, 333-55777, 333-66013, 333-71007, 333-81337, 333-87243, 333-90247, 333-46284 and 333-55666 its Form 10-Q for the quarter ended March 31, 2001, which includes our report dated April 27, 2001 covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                      Very truly yours,

                      /s/ ARTHUR ANDERSEN LLP

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  EXHIBIT 15
LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION